UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 30, 2006

TEXAS UNITED BANCSHARES, INC.

(Exact name of registrant as specified in its charter)

Texas	0-49928	75-2768656
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

202 W. Colorado Street La Grange, Texas	78945
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (979) 968-8451

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On January 30, 2005, Texas United Bancshares, Inc., a Texas corporation (“Texas United”), entered into an employment agreement with L. Don Stricklin, Texas United’s President and Chief Executive Officer. The employment agreement is for a term of three (3) years and is automatically extended to a period of three (3) years on each anniversary of the effective date, unless terminated in accordance with its terms. Pursuant to the employment agreement, Texas United agrees to pay Mr. Stricklin an annual base salary of $375,000. Such amount may be increased from time to time by the Board of Directors in its sole discretion.

The employment agreement provides that if Mr. Stricklin is terminated for cause or as a result of his death or disability, Mr. Stricklin, or his estate in the case of his death, will be entitled to receive from Texas United a lump sum payment representing all compensation and benefits earned by Mr. Stricklin and unpaid as of the date of termination.

The employment agreement provides that if Mr. Stricklin is terminated without cause or for good reason (as such terms are defined in the employment agreement), Mr. Stricklin will be entitled to receive from Texas United (i) a lump sum payment equal to his base salary then in effect, plus all fringe benefits provided to Mr. Stricklin at the time of termination, each for the remainder of the term of the employment agreement, (ii) continued participation in all medical, dental and prescription drug insurance plans, programs and arrangements in which Mr. Stricklin was entitled to participate prior to the date of termination until the earlier of the expiration of the term of the employment agreement or until the expiration of the Company’s obligation to offer continued coverage under any such plans under applicable law and (iii) continued participation in all life insurance plans, programs and arrangements in which Mr. Stricklin was entitled to participate prior to the date of termination until the earlier of the expiration of the term of the employment agreement or until Mr. Stricklin begins full-time employment with a new employer.

Further, the employment agreement provides that upon a change in control (as defined in the employment agreement), Mr. Stricklin will be entitled to receive from Texas United a lump sum payment equal to three times his base salary at the highest rate earned by him at any time during the twelve (12) months immediately preceding the change in control, plus three times the last annual bonus paid to Mr. Stricklin before the change of control.

The employment agreement contains non-compete restrictions during the term of Mr. Stricklin’s employment and for a period of 24 months following the termination of his employment with Texas United. Mr. Stricklin has the power to terminate his employment with Texas United on 30 days prior written notice.

The foregoing summary of the employment agreement is not complete and is qualified in its entirety by reference to the complete text of such document, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and which is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits. The following is filed as an exhibit to this Current Report on Form 8-K:

Exhibit Number	Description of Exhibit
10.1 -	Employment Agreement by and between Texas United and L. Don Stricklin

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TEXAS UNITED BANCSHARES, INC.
(Registrant)

Dated: February 3, 2006	By:	/s/ L. Don Stricklin
L. Don Stricklin
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
10.1 -	Employment Agreement by and between Texas United and L. Don Stricklin